UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 17, 2015

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events
Item 8.01 Other Events.
As part of its continuing cooperation with the U.S. Department of Justice (DOJ) and in order to provide the DOJ with additional time for review, Aetna Inc. (Aetna) will re-file its premerger notification with the DOJ and the U.S. Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the HSR Act) in connection with its proposed acquisition of Humana Inc. (Humana). The notification will be re-filed on or before August 19, 2015, and will initiate a new waiting period under the HSR Act that will expire 30 days later, unless extended by a request for further information or terminated earlier.

Aetna has filed all material applications required for state regulatory approval of the change of control of Humana and continues to project that the transaction will be completed in the second half of 2016.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology.  These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Aetna’s and Humana’s control.
Statements in this communication that are forward-looking, including Aetna’s projections as to the timing of the re-filing of its pre-merger notification and the projected date the proposed acquisition will be completed, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Aetna’s and Humana’s control. Important risk factors could cause actual future results and other future events to differ materially from those currently expected by Aetna’s management, including, but not limited to: the risk that a condition to closing of the proposed acquisition may not be satisfied; the risk that a regulatory approval that may be required for the proposed acquisition is delayed, is not obtained or is obtained subject to conditions that are not anticipated; and the outcome of various litigation matters related to the proposed acquisition.
No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Aetna or Humana.  Neither Aetna nor Humana assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

Important Information For Investors And Stockholders
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the proposed transaction between Aetna Inc. (“Aetna”) and Humana Inc. (“Humana”), on August 10, 2015, Aetna filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which included a preliminary joint proxy statement of Aetna and Humana that also constitutes a preliminary prospectus of Aetna, which will be mailed to stockholders of Aetna and Humana. The registration statement has not yet become effective. After the registration statement is declared effective by the SEC, a definitive joint proxy statement/prospectus will be mailed to shareholders of Aetna and stockholders of Humana. INVESTORS AND SECURITY HOLDERS OF AETNA AND HUMANA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC by Aetna or Humana through the website maintained by the SEC at http://www.sec.gov.  Copies of the documents filed with the SEC by Aetna are available free of charge on Aetna’s internet website at http://www.Aetna.com or by contacting Aetna’s Investor Relations Department at 860-273-2402.  Copies of the documents filed with the SEC by Humana are available free of charge on Humana’s internet website at http://www.Humana.com or by contacting Humana’s Investor Relations Department at 502-580-3622.
Aetna, Humana, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction.  Information about the directors and executive officers of Humana is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 18, 2015, its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on March 6, 2015, and its Current Report on Form 8-K, which was filed with the SEC on April 17, 2015.  Information about the directors and executive officers of Aetna is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014 (“Aetna’s Annual Report”), which was filed with the SEC on February 27, 2015, its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on April 3, 2015 and its Current Reports on Form 8-K, which were filed with the SEC on May 19, 2015, May 26, 2015 and July 2, 2015.  Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the preliminary joint proxy statement/prospectus filed with the SEC and will be contained in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: August 17, 2015	By:	/s/ Sharon A. Virag
Name: Sharon A. Virag
Title: Vice President, Controller and Chief Accounting Officer